UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2025

Hyperfine, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39949	98-1569027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 New Whitfield Street
Guilford, Connecticut	06437
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 796-6767

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	HYPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2025, Hyperfine, Inc. (the “Company”) entered into an Amended and Restated At Market Issuance Sales Agreement (the “Amended and Restated Sales Agreement”) with B. Riley Securities, Inc. (“B. Riley”) and BTIG, LLC (“BTIG”) with respect to an at-the-market offering program under which the Company may offer and sell, from time to time at its sole discretion, shares of its Class A common stock, par value $0.0001 per share (the “Class A common stock”), having an aggregate offering price of up to $50.0 million (the “Placement Shares”) through or to B. Riley and BTIG as sales agents or principals. The Amended and Restated Sales Agreement amends and restates the At Market Issuance Sales Agreement with B. Riley, previously entered into on November 9, 2023 (the “Original Sales Agreement”), to add BTIG as an additional sales agent (B. Riley and BTIG, together, the “Sales Agents”). No other material terms of the at-the-market offering program or Original Sales Agreement were amended.

Upon delivery of a placement notice and subject to the terms and conditions of the Amended and Restated Sales Agreement, the Sales Agents may sell the Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended. The Sales Agents will use commercially reasonable efforts to sell the Placement Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Sales Agents a commission equal to up to three percent (3.0%) of the gross sales proceeds of any Placement Shares sold through the Sales Agents under the Amended and Restated Sales Agreement, and also has provided the Sales Agents with customary indemnification and contribution rights.

The Company is not obligated to make any sales of Class A common stock under the Amended and Restated Sales Agreement. The offering of Placement Shares pursuant to the Amended and Restated Sales Agreement will terminate upon the earlier of (i) the sale of all Placement Shares subject to the Amended and Restated Sales Agreement or (ii) termination of the Amended and Restated Sales Agreement in accordance with its terms. The foregoing description of the material terms of the Amended and Restated Sales Agreement is qualified in its entirety by reference to the full agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

The opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the validity of the Placement Shares is attached as Exhibit 5.1 hereto and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01 Other Events.

On December 29, 2025, the Company filed a prospectus supplement (the “Prospectus Supplement”) in connection with the Amended and Restated Sales Agreement. The Placement Shares will be offered and sold by the Sales Agents pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-275449), the underlying base prospectus and the Prospectus Supplement.

The offering of the Company’s Class A common stock pursuant to the prospectus supplement dated November 22, 2023 is hereby terminated such that no further offers or sales will be made pursuant to such prospectus supplement. As of the date of this report, 3,464,325 shares of Class A common stock have been sold under such prospectus supplement, for aggregate gross proceeds of approximately $4.35 million, before deducting sales agent’s commissions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Amended and Restated Sales Agreement, dated as of December 29, 2025, by and between Hyperfine, Inc. and B. Riley Securities, Inc. and BTIG, LLC.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERFINE, INC.

Date: December 29, 2025	By:	/s/ Brett Hale
Brett Hale
Chief Administrative Officer, Chief Financial Officer, Treasurer and Corporate Secretary